Exhibit 99.1

NetScout Systems Reports Strong Third-Quarter Financial Results

Company Refines Fiscal Year 2016 EPS Targets Within Prior Guidance Range as

Challenging Market Conditions Impact Full-Year Revenue Outlook

WESTFORD, Mass.--(BUSINESS WIRE)--January 28, 2016--NetScout Systems, Inc. (NASDAQ: NTCT), a market leader in service assurance and cybersecurity solutions, today announced financial results for its third quarter of fiscal year 2016 ended December 31, 2015.

“NetScout produced a strong third-quarter performance,” stated Anil Singhal, NetScout’s president and CEO. “We were pleased with the revenue performance across the enterprise and service provider markets. Our top-line results, in combination with disciplined spending to advance key development, sales and integration initiatives, enabled us to deliver strong profit margins, along with a robust EPS performance. During the quarter, we also continued to make good progress integrating our acquisition of the Danaher Communications Business.”

Notable third-quarter fiscal year 2016 integration milestones included:

  The two sets of sales teams, enterprise and service provider, have been integrated to present a unified message to each respective market;
  Product integration is on track with the first phase of the combined solution to be ready for selling this spring;
  Various other integration activities spanning marketing, manufacturing, and back-office systems have progressed on schedule;
  Strong retention of key talent and senior leadership; and
  Fortified market leadership position as a result of the broader customer base, global reach, powerful combination of proven technologies, and extensive domain expertise.

Commenting on the Company’s outlook, Singhal concluded, “We’ve seen concern within our customer base, especially in the service provider market, regarding their own plans for calendar year 2016 due largely to the uncertain macroeconomic environment. As a result, we’ve taken a more cautious and conservative review of our customers’ projects and anticipated near-term spending plans. At this time, we believe it is prudent to revise our fiscal year 2016 guidance with a focus on preserving our earnings performance. We remain confident that our value proposition, breadth and depth of innovative solutions, excellent financial foundation and long-standing customer relationships will continue to serve us well as we move forward. We are in the early stages of an exciting transition from legacy products to integrated solutions that we believe can leverage our differentiated software technology, drive further traction with customers worldwide and help us further accelerate margin improvement moving into fiscal year 2017.”

Q3 FY16 Financial Results

NetScout’s financial results for the third quarter of fiscal year 2016 include a full quarter’s contribution from Danaher’s Communications Business, which NetScout acquired on July 14, 2015. The timing and magnitude of the contributions from the acquired businesses impact year-over-year comparisons for the three-month and nine-month periods ended December 31, 2015.

Total revenue for the third quarter of fiscal year 2016 was $307.7 million. Non-GAAP total revenue for the third quarter of fiscal year 2016 was $333.4 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the third quarter of fiscal year 2016 was $209.1 million, which was approximately 68% of total revenue. On a non-GAAP basis, product revenue for the third quarter of fiscal year 2016 was $216.4 million, which was approximately 65% of total revenue. Service revenue for the third quarter of fiscal year 2016 was $98.6 million, or approximately 32% of total revenue. On a non-GAAP basis, service revenue for fiscal year 2016’s third quarter was $116.9 million, which was approximately 35% of total revenue.

NetScout’s income from operations was $2.3 million in the third quarter of fiscal year 2016. Third-quarter fiscal year 2016 non-GAAP income from operations was $88.3 million. NetScout’s non-GAAP operating margin for the third quarter of fiscal year 2016 was 26.5%.

Net loss for the third quarter of fiscal year 2016 was $24.5 million, or $0.25 per diluted share. On a non-GAAP basis, net income for the third quarter was $57.2 million, or $0.58 per diluted share.

Other notable financial and operations highlights for the third quarter and first nine months of fiscal year 2016 included:

  For the first nine months of fiscal year 2016, total revenue was $669.5 million and non-GAAP total revenue was $715.9 million.
  Product revenue for the first nine months of fiscal year 2016 was $437.6 million and non-GAAP product revenue for the same period was $450.7 million. Service revenue for the first nine months of fiscal year 2016 was $231.9 million and non-GAAP service revenue for the same period was $265.2 million.
  NetScout’s operating loss for the first nine months of fiscal year 2016 was $20.6 million. The Company’s non-GAAP operating income for the first nine months of fiscal year 2016 was $177.6 million with a non-GAAP operating margin of 24.8%.
  For the first nine months of fiscal year 2016, NetScout’s net loss was $24.8 million, or $0.32 per diluted share. Non-GAAP net income for the first nine months of fiscal year 2016 was $114.5 million, or $1.47 per diluted share.
  As of December 31, 2015, cash and cash equivalents, and short and long-term marketable securities were $376.2 million, a sequential increase of $24.8 million since the end of the second quarter of fiscal year 2016.
  During the third quarter of fiscal year 2016, NetScout repurchased 700,000 shares of its common stock at an average price of $35.33 per share, totaling approximately $24.7 million in the aggregate. The Company’s share repurchase activity favorably impacted third-quarter fiscal year 2016 non-GAAP earnings per share by approximately $0.005 per share.
  For the first nine months of fiscal year 2016, NetScout repurchased a total of 5,264,348 shares of its common stock at an average price of $38.71 per share, totaling approximately $203.8 million in the aggregate.
  The Company expects to be active with its stock repurchase plan during the fourth quarter of fiscal year 2016.

Guidance:

For fiscal year 2016, NetScout is updating its guidance.

  NetScout now expects GAAP revenue to be in the range of approximately $958 million to $968 million compared with the prior GAAP revenue guidance range of $997 million to $1.047 billion. The Company now anticipates non-GAAP revenue to be between $1.015 billion and $1.025 billion compared with its prior guidance range of $1.05 billion to $1.1 billion.
  GAAP net loss per diluted share is now expected to be in the range of ($0.21) to ($0.29), versus prior GAAP net loss per diluted share guidance that ranged between ($0.10) to ($0.25). Non-GAAP net income per diluted share is now anticipated to be in the range of $1.82 to $1.90 versus prior non-GAAP net income per diluted share guidance in the range of $1.82 to $1.97.
  For the fiscal year 2016, the non-GAAP net income per diluted share expectation excludes the estimated amortization of acquired intangible assets of approximately $83 million, anticipated deferred revenue fair value adjustment of approximately $57 million, anticipated compensation expense for post-combination services of approximately $34 million, a projected inventory fair value adjustment of approximately $29 million, forecasted share-based compensation expenses of approximately $27 million, estimated business development expenses of approximately $26 million, projected acquisition-related depreciation expense of approximately $4 million and the related impact of these adjustments on the provision for income taxes of approximately $84 million.

Conference Call Instructions:
NetScout will host a conference call to discuss its third-quarter fiscal year 2016 financial results today at 8:30 a.m. ET. This call will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing is (785) 424-1051. The conference call ID is NTCTQ316. A replay of the call will be available after 12:00 p.m. ET on January 28, 2016 for approximately one week. The number for the replay is (800) 374-0328 for U.S./Canada and (402) 220-0663 for international callers.

Use of Non-GAAP Financial Information:
To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share, and non-GAAP operating margin. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, revenue affected by the timing of the delayed transfer of certain acquired foreign entities, and revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, certain expenses relating to acquisitions including inventory fair value adjustments, depreciation costs, compensation for post-combination services and business development and integration costs. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NetScout Systems, Inc.
NetScout Systems, Inc. (NASDAQ: NTCT) is a market leader in real-time service assurance and cyber security solutions for today’s most demanding service provider, enterprise and government networks. NetScout’s Adaptive Service Intelligence (ASI) technology continuously monitors the service delivery environment to identify performance issues and provides insight into network-based security threats, helping teams to quickly resolve issues that can cause business disruptions or impact user experience. NetScout delivers unmatched service visibility and protects the digital infrastructure that supports our connected world. To learn more, visit www.netscout.com.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the financial guidance for NetScout, statements related to the Company’s future stock repurchase activities, the statements related to our value proposition, breadth and depth of innovative solutions, excellent financial foundation and long-standing customer relationships continuing to serve us well into the future, and statements related to the transition from legacy products to integrated solutions that can leverage our technology, drive further traction with customers worldwide and help us accelerate margin improvement moving into fiscal year 2017, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than ours and their strategic response to our products; changes in the various factors impacting the Company’s decisions regarding timing and volume of stock repurchases; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; and the ability of NetScout to successfully integrate the merged assets and the associated technology and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and the Company’s subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2016 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo are registered trademarks or trademarks of NetScout Systems, Inc. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Product	$209,124	$76,446	$437,616	$198,765
Service	98,555	46,387	231,916	135,519
Total revenue	307,679	122,833	669,532	334,284

Cost of revenue:
Product	77,147	18,310	165,066	45,015
Service	28,968	8,672	62,532	26,158
Total cost of revenue	106,115	26,982	227,598	71,173

Gross profit	201,564	95,851	441,934	263,111

Operating expenses:
Research and development	65,131	18,864	149,085	56,872
Sales and marketing	91,386	34,836	208,631	104,304
General and administrative	30,973	13,391	82,477	33,211
Amortization of acquired intangible assets	11,249	821	21,901	2,539
Restructuring charges	572	-	468	-
Total operating expenses	199,311	67,912	462,562	196,926

Income (loss) from operations	2,253	27,939	(20,628)	66,185
Interest and other expense, net	(2,903)	(512)	(3,877)	(1,186)

Income (loss) before income tax expense	(650)	27,427	(24,505)	64,999
Income tax expense	23,857	9,798	248	24,661
Net income (loss)	$(24,507)	$17,629	$(24,753)	$40,338

Basic net income (loss) per share	$(0.25)	$0.43	$(0.32)	$0.98
Diluted net income (loss) per share	$(0.25)	$0.42	$(0.32)	$0.97
Weighted average common shares outstanding used in computing:
Net income per share - basic	98,797	41,206	77,126	41,128
Net income per share - diluted	98,797	41,536	77,126	41,679

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2015	2015

Assets
Current assets:
Cash, cash equivalents and marketable securities	$358,272	$206,285
Accounts receivable and unbilled costs, net	244,957	82,226
Inventories	63,427	12,130
Prepaid expenses and other current assets	87,216	36,643

Total current assets	753,872	337,284

Fixed assets, net	58,663	23,864
Goodwill and intangible assets, net	2,769,408	247,625
Long-term marketable securities	17,961	58,572
Other assets	35,210	1,704

Total assets	$3,635,114	$669,049

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$52,660	$13,077
Accrued compensation	100,817	36,553
Accrued other	23,828	14,581
Deferred revenue and customer deposits	255,822	123,422

Total current liabilities	433,127	187,633

Other long-term liabilities	6,889	6,479
Deferred tax liability	330,254	10,639
Accrued long-term retirement benefits	28,977	1,587
Long-term deferred revenue	56,570	26,961
Long-term debt	250,000	-

Total liabilities	1,105,817	233,299

Stockholders' equity:
Common stock	114	51
Additional paid-in capital	2,627,807	298,101
Accumulated other comprehensive loss	(3,688)	(4,645)
Treasury stock, at cost	(381,942)	(169,516)
Retained earnings	287,006	311,759

Total stockholders' equity	2,529,297	435,750

Total liabilities and stockholders' equity	$3,635,114	$669,049

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014

GAAP Revenue	$307,679	$122,833	$261,110	$669,532	$334,284
Product deferred revenue fair value adjustment	4,959	-	3,107	8,066	18
Service deferred revenue fair value adjustment	18,371	-	14,945	33,316	-
Delayed transfer entity adjustment (1)	-	-	633	633	-
Amortization of acquired intangible assets (3)	2,357	-	2,028	4,385	-
Non-GAAP Revenue	$333,366	$122,833	$281,823	$715,932	$334,302

GAAP Gross profit	$201,564	$95,851	$160,923	$441,934	$263,111
Product deferred revenue fair value adjustment	4,959	-	3,107	8,066	18
Service deferred revenue fair value adjustment	18,371	-	14,945	33,316	-
Inventory fair value adjustment	9,485	-	12,773	22,258	-
Delayed transfer entity adjustment (1)	-	-	535	535	-
Share-based compensation expense (2)	917	379	921	2,313	1,074
Amortization of acquired intangible assets (3)	17,122	905	16,835	34,715	2,762
Business development and integration expense (4)	675	-	225	900	-
Compensation for post combination services (5)	1,593	2	2,079	3,672	19
Acquisition related depreciation expense (6)	103	-	87	190	-
Non-GAAP Gross profit	$254,789	$97,137	$212,430	$547,899	$266,984

GAAP Income (loss) from operations	$2,253	$27,939	$(35,270)	$(20,628)	$66,185
Product deferred revenue fair value adjustment	4,959	-	3,107	8,066	18
Service deferred revenue fair value adjustment	18,371	-	14,945	33,316	-
Inventory fair value adjustment	9,485	-	12,773	22,258	-
Delayed transfer entity adjustment (1)	-	-	383	383	-
Share-based compensation expense (2)	8,286	4,150	7,503	20,384	11,947
Amortization of acquired intangible assets (3)	28,371	1,726	26,678	56,616	5,301
Business development and integration expense (4)	5,763	4,698	14,544	23,669	6,175
Compensation for post combination services (5)	8,887	312	21,661	30,569	1,393
Restructuring charges	572	-	(104)	468	-
Acquisition related depreciation expense (6)	1,356	-	1,177	2,533	-
Non-GAAP Income from operations	$88,303	$38,825	$67,397	$177,634	$91,019

GAAP Net income (loss)	$(24,507)	$17,629	$(7,915)	$(24,753)	$40,338
Product deferred revenue fair value adjustment	4,959	-	3,107	8,066	18
Service deferred revenue fair value adjustment	18,371	-	14,945	33,316	-
Inventory fair value adjustment	9,485	-	12,773	22,258	-
Share-based compensation expense (2)	8,286	4,150	7,503	20,384	11,947
Amortization of acquired intangible assets (3)	28,371	1,726	26,678	56,616	5,301
Business development and integration expense (4)	5,763	4,698	14,544	23,669	6,175
Compensation for post combination services (5)	8,887	312	21,661	30,569	1,393
Restructuring charges	572	-	(104)	468	-
Acquisition related depreciation expense (6)	1,356	-	1,177	2,533	-
Loss on extinguishment of debt (7)	-	-	55	55	-
Income tax adjustments (8)	(4,299)	(3,909)	(50,868)	(58,719)	(8,727)
Non-GAAP Net income	$57,244	$24,606	$43,556	$114,462	$56,445

GAAP Diluted Net income (loss) per share	$(0.25)	$0.42	$(0.09)	$(0.32)	$0.97
Share impact of non-GAAP adjustments identified above	0.83	0.17	0.56	1.79	0.38
Non-GAAP Diluted net income per share	$0.58	$0.59	$0.47	$1.47	$1.35

Shares used in computing non-GAAP diluted net income per share	99,155	41,536	91,967	77,629	41,679

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands, except per share data)

		Three Months Ended		Three Months Ended	Nine Months Ended
		December 31,		September 30,	December 31,
		2015	2014	2015	2015	2014

(1)	Delayed transfer entity adjustment included in these amounts
	is as follows:
	Product Revenue	$-	$-	$633	$633	$-
	Cost of product revenue	-	-	(98)	(98)	-
	Sales and Marketing	-	-	(152)	(152)	-
	Other Income(Expense)	-	-	(383)	(383)	-
	Total Delayed transfer entity adjustment	$-	$-	$-	$-	$-

(2)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$196	$85	$167	$465	$238
	Cost of service revenue	721	294	754	1,848	836
	Research and development	2,579	1,455	2,572	6,641	3,971
	Sales and marketing	2,718	1,221	2,240	6,361	3,419
	General and administrative	2,072	1,095	1,770	5,069	3,483
	Total share-based compensation expense	$8,286	$4,150	$7,503	$20,384	$11,947

(3)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Total revenue adjustment	$2,357	$-	$2,028	$4,385	$-
	Cost of product revenue	14,765	905	14,807	30,330	2,762
	Operating expenses	11,249	821	9,843	21,901	2,539
	Total amortization expense	$28,371	$1,726	$26,678	$56,616	$5,301

(4)	Business development and integration expense included in
	these amounts is as follows:
	Cost of product revenue	$675	$-	$131	$806	$-
	Cost of service revenue	-	-	94	94	-
	Research and development	-	-	256	256	-
	Sales and marketing	187	-	271	1,441	-
	General and administrative	4,901	4,698	13,792	21,072	6,175
	Total business development and integration expense	$5,763	$4,698	$14,544	$23,669	$6,175

(5)	Compensation for post combination services included in these
	amounts is as follows:
	Cost of product revenue	$142	$1	$328	$470	$13
	Cost of service revenue	1,451	1	1,751	3,202	6
	Research and development	4,027	211	8,262	12,310	631
	Sales and marketing	1,790	14	7,472	9,262	90
	General and administrative	1,477	85	3,848	5,325	653
	Total compensation for post combination services	$8,887	$312	$21,661	$30,569	$1,393

(6)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$55	$-	$46	$101	$-
	Cost of service revenue	48	-	41	89	-
	Research and development	932	-	802	1,734	-
	Sales and marketing	145	-	125	270	-
	General and administrative	176	-	163	339	-
	Total acquisition related depreciation expense	$1,356	$-	$1,177	$2,533	$-

(7)	Loss on extinguishment of debt included in these
	amounts is as follows
	Interest and Other Income/(Expense), net	$-	$-	$55	$55	$-
	Total loss on estinguishment of debt	$-	$-	$55	$55	$-

(8)	Total income tax adjustment included in these
	amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(4,299)	$(4,136)	$(50,868)	$(58,719)	$(9,437)
	Tax impact of non-GAAP reconciling items in loss jurisdictions	-	227	-	-	710
	Total income tax adjustments	$(4,299)	$(3,909)	$(50,868)	$(58,719)	$(8,727)

CONTACT:
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Senior Public Relations Manager
Donna.Candelori@netscout.com